Exhibit 99.1

Contact:	Peter W. Keegan Chief Financial Officer (212) 521-2950 Darren Daugherty Investor Relations (212) 521-2788 Candace Leeds Public Affairs (212) 521-2416

LOEWS CORPORATION REPORTS
NET INCOME FOR 2009

NEW YORK, February 8, 2010—Loews Corporation (NYSE:L) today reported income from operations before investment losses for 2009 of $1,069 million compared to $572 million in 2008. Income from continuing operations for 2009 was $566 million, or $1.31 per share, compared to a loss of $182 million, or $0.38 per share, in 2008.  The Company reported income from continuing operations for the 2009 fourth quarter of $403 million, or $0.94 per share compared to a loss of $958 million, or $2.20 per share in the 2008 fourth quarter.

Book value per common share increased to $39.76 at December 31, 2009 as compared to $30.18 at December 31, 2008. The increase during the year was primarily driven by a $3.3 billion (after tax and noncontrolling interests) improvement in the fair value of our insurance subsidiary’s fixed maturities investment portfolio reflecting a further narrowing of credit spreads that began in the second quarter of 2009.

Net income (loss) and earnings (loss) per share information attributable to Loews common stock and the former Carolina Group stock is summarized in the table below:

	December 31,
	Three Months		Years Ended
(In millions, except per share data)	2009	2008	2009	2008

Net income (loss) attributable to Loews common stock:
Income before net investment gains (losses)	$357	$(676)	$1,069	$572
Net investment gains (losses)	46	(282)	(503)	(754)
Income (loss) from continuing operations	403	(958)	566	(182)
Discontinued operations, net (a)			(2)	4,501
Net income (loss) attributable to Loews common stock	403	(958)	564	4,319
Net income attributable to former Carolina Group stock
- Discontinued operations, net (b)				211
Net income (loss) attributable to Loews Corporation	$403	$(958)	$564	$4,530

Net income (loss) per share:
Loews common stock:
Income (loss) from continuing operations	$0.94	$(2.20)	$1.31	$(0.38)
Discontinued operations, net (a)			(.01)	9.43
Net income (loss) attributable to Loews common stock	$0.94	$(2.20)	$1.30	$9.05
Former Carolina Group stock-Discontinued
operations, net (b)				$1.95
Book value per share of Loews common stock at:
December 31, 2009	$39.76
December 31, 2008	$30.18

(a)
Includes a tax-free non-cash gain of $4,287 million related to the separation of Lorillard, Inc. and an after tax gain of $75 million from the sale of Bulova Corporation for the year ended December 31, 2008.

(b)	The Carolina Group and Carolina Group stock were eliminated effective June 10, 2008 as part of the separation of Lorillard, Inc.

Income from Continuing Operations

Three Months Ended December 31, 2009 Compared with 2008

Income from continuing operations primarily reflects improved net investment income and net investment gains at CNA Financial Corporation, compared to a loss from continuing operations in the prior year. Net investment income benefited from higher limited partnership results, partially offset by the impact of lower short-term interest rates. In addition, higher investment income from the holding company trading portfolio contributed to the improved results.

The prior year loss from continuing operations reflects a $440 million (after tax) non-cash impairment charge related to the carrying value of HighMount Exploration & Production LLC’s natural gas and oil properties, reflecting negative revisions in proved reserve quantities as a result of declines in commodity prices; a $314 million (after tax) non-cash goodwill impairment charge related to HighMount; and other-than-temporary impairment (OTTI) losses related to CNA’s investment portfolio.

Income from continuing operations included net investment gains of $46 million (after tax and noncontrolling interests) in the fourth quarter of 2009 compared to net investment losses of $282 million in the comparable prior year period. Net investment gains in the fourth quarter of 2009 were driven by a $217 million realized investment gain from the sale of CNA’s common stock holdings in Verisk Analytics, Inc. and decreased OTTI losses recognized in CNA’s available-for-sale portfolio. The OTTI losses were primarily driven by the impact of difficult economic conditions on residential and commercial mortgage-backed securities and by credit issues in the financial sector. Net investment losses in the fourth quarter of 2008 were primarily driven by OTTI losses due to credit related issues.

Year Ended December 31, 2009 Compared with 2008

The increase in income from continuing operations in 2009 is primarily due to the reasons discussed in the three months comparison, partially offset by a non-cash impairment charge of $660 million (after tax) in 2009 related to the carrying value of HighMount’s natural gas and oil properties, reflecting declines in commodity prices. Excluding impairment charges, HighMount’s results declined over the prior year due to decreased production volumes and lower natural gas prices. Results at Boardwalk Pipeline Partners, LP were lower primarily due to loss of revenues while remediating pipeline anomalies, and favorable one time transactions in 2008.

Net investment losses were $503 million (after tax and noncontrolling interests) in 2009, compared to losses of $754 million in the prior year. The improvement was driven by the gain from the sale of Verisk common stock holdings as discussed above and decreased OTTI losses recorded in 2009.

Discontinued Operations

In June of 2008, the Company disposed of its entire ownership interest in Lorillard, Inc. through the redemption of Carolina Group stock in exchange for Lorillard common stock and an exchange of our remaining Lorillard common stock for Loews common stock. The Carolina Group and Carolina Group stock have been eliminated. The Company also sold Bulova Corporation in January 2008. Lorillard’s results of operations and the gain on disposal of Lorillard and Bulova have been classified as discontinued operations.

SHARE REPURCHASES

At December 31, 2009, there were 425,070,322 shares of Loews common stock outstanding. During the fourth quarter, the Company acquired 5,811,700 shares of its common stock for approximately $205 million; and for the full year, the Company acquired 10,523,800 shares of its common stock for approximately $348 million.  From January 1, 2010 through February 5, 2010, the Company acquired an additional 1,552,100 shares of its common stock for approximately $57 million.  Depending on market conditions, the Company may from time to time purchase shares of its and its subsidiaries’ outstanding common stock in the open market or otherwise.

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CONFERENCE CALLS

A conference call to discuss the year end results of Loews Corporation has been scheduled for 11:00 a.m. EST, Monday, February 8, 2010. A live webcast of the call will be available online at the Loews Corporation website (www.loews.com).  Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session should dial (877) 692-2592, or for international callers, (973) 582-2757. The conference ID number is 50743490.

A conference call to discuss the year end results of CNA has been scheduled for 10:00 a.m. EST, Monday, February 8, 2010. A live webcast of the call will be available online at http://investor.cna.com. Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session should dial (888) 293-6979, or for international callers, (719) 457-2707.

A conference call to discuss the year end results of Boardwalk Pipeline has been scheduled for 9:00 a.m. EST, Monday, February 8, 2010. A live webcast of the call will be available online at the Boardwalk Pipeline website (www.bwpmlp.com).  Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session should dial (866) 356-4281, or for international callers, (617) 597-5395. The conference ID number is 72814737.

A conference call to discuss the year end results of Diamond Offshore was held on Thursday, February 4, 2010. An online replay is available on Diamond Offshore’s website (www.diamondoffshore.com).

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ABOUT LOEWS CORPORATION

Loews Corporation, a holding company, is one of the largest diversified corporations in the United States. Its principal subsidiaries are CNA Financial Corporation (NYSE: CNA), a 90% owned subsidiary; Diamond Offshore Drilling, Inc. (NYSE: DO), a 50.4% owned subsidiary; HighMount Exploration & Production LLC, a wholly owned subsidiary; Boardwalk Pipeline Partners, LP (NYSE: BWP), a 72% owned subsidiary; and Loews Hotels, a wholly owned subsidiary.

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FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Financial Review

	December 31,
	Three Months		Years Ended
	2009	2008	2009	2008
	(Amounts in millions, except per share data)

Revenues:
Insurance premiums	$1,686	$1,765	$6,721	$7,150
Net investment income	591	50	2,499	1,581
Investment gains (losses)	75	(484)	(853)	(1,294)
Contract drilling revenues	873	887	3,537	3,476
Other	597	525	2,213	2,334
Total	3,822	2,743	14,117	13,247

Expenses:
Insurance claims & policyholders’ benefits (a)	1,371	1,343	5,290	5,723
Contract drilling expenses	317	313	1,224	1,185
Impairment of natural gas and oil properties (b)		691	1,036	691
Impairment of Goodwill (c)		482		482
Other	1,251	1,255	4,837	4,579
Total	2,939	4,084	12,387	12,660

Income (loss) before income tax	883	(1,341)	1,730	587
Income tax (expense) benefit	(277)	530	(345)	(7)

Income (loss) from continuing operations	606	(811)	1,385	580

Discontinued operations:
Results of operations		1	(2)	351
Gain on disposal (d)				4,362
Net income (loss)	606	(810)	1,383	5,293
Amounts attributable to noncontrolling interests	(203)	(148)	(819)	(763)
Net income (loss) attributable to Loews Corporation	$403	$(958)	$564	$4,530

Net income (loss) attributable to:
Loews common stock:
Income (loss) from continuing operations	$403	$(958)	$566	$(182)
Discontinued operations, net			(2)	4,501
Net income (loss) attributable to Loews common stock	403	(958)	564	4,319
Former Carolina Group stock - Discontinued operations, net				211
Net income (loss) attributable to Loews Corporation	$403	$(958)	$564	$4,530

Income (loss) per share attributable to Loews common stock:
Income (loss) from continuing operations	$0.94	$(2.20)	$1.31	$(0.38)
Discontinued operations, net			(0.01)	9.43
Diluted net income (loss) attributable to Loews common stock	$0.94	$(2.20)	$1.30	$9.05

Diluted net income per share of former Carolina Group stock
- Discontinued operations, net				$1.95

Weighted diluted number of shares:
Loews common stock	429.25	435.65	433.45	477.23
Former Carolina Group stock				108.60

(a)
Includes a gain of $94 million ($55 million after tax and noncontrolling interest), net of reinsurance for the year ended December 31, 2009, related to a legal settlement pertaining to the placement of personal accident reinsurance.

(b)
Reflects a non-cash impairment charge of $1,036 million ($660 million after tax) for the year ended December 31, 2009 compared to $691 million ($440 million after tax) for the three months and year ended December 31, 2008 related to the carrying value of HighMount's natural gas and oil properties.

(c)	The non-cash impairment charge of $482 million ($314 million after tax) relates to goodwill at HighMount for the three months and year ended December 31, 2008.
(d)
Includes a tax-free non-cash gain of $4,287 million related to the separation of Lorillard, Inc. and an after tax gain of $75 million from the sale of Bulova Corporation for the year ended December 31, 2008.

Loews Corporation and Subsidiaries
Additional Financial Information

	December 31,
	Three Months		Years Ended
	2009	2008	2009	2008
	(In millions)
Revenues:
CNA Financial	$2,326	$2,021	$9,329	$9,096
Diamond Offshore	891	856	3,653	3,486
HighMount	154	180	620	770
Boardwalk Pipeline	279	207	910	848
Loews Hotels	71	88	284	380
Investment income and other	26	(125)	174	(39)
	3,747	3,227	14,970	14,541
Investment gains (losses):
CNA Financial	72	(484)	(857)	(1,297)
Corporate and other	3		4	3
	75	(484)	(853)	(1,294)
Total	$3,822	$2,743	$14,117	$13,247

Income (Loss) Before Income Tax:
CNA Financial (a)	$287	$(50)	$1,408	$747
Diamond Offshore	419	402	1,864	1,843
HighMount (b)	55	(1,115)	(839)	(890)
Boardwalk Pipeline	72	66	157	292
Loews Hotels (c)	(3)	5	(52)	62
Investment income, net	26	(123)	175	(54)
Other (d)	(48)	(42)	(130)	(119)
	808	(857)	2,583	1,881
Investment gains (losses):
CNA Financial	72	(484)	(857)	(1,297)
Corporate and other	3		4	3
	75	(484)	(853)	(1,294)
Total	$883	$(1,341)	$1,730	$587

Net Income (Loss) Attributable to Loews Corporation:
CNA Financial (a)	$182	$(15)	$904	$488
Diamond Offshore	128	137	642	612
HighMount (b)	35	(717)	(537)	(575)
Boardwalk Pipeline (e)	28	27	67	125
Loews Hotels (c)	(4)	4	(34)	40
Investment income, net	16	(78)	113	(33)
Other (d)	(28)	(34)	(86)	(85)
	357	(676)	1,069	572
Investment gains (losses):
CNA Financial	44	(283)	(505)	(756)
Corporate and other	2	1	2	2
	46	(282)	(503)	(754)

Income (loss) from continuing operations	403	(958)	566	(182)
Discontinued operations, net (f)			(2)	4,501
Net income (loss) attributable to Loews common stock	403	(958)	564	4,319
Former Carolina Group stock - Discontinued operations, net				211
Net income (loss) attributable to Loews Corporation	$403	$(958)	$564	$4,530

(a)
Includes a gain of $94 million ($55 million after tax and noncontrolling interest), net of reinsurance for the year ended December 31, 2009, related to a legal settlement pertaining to the placement of personal accident reinsurance.

(b)
Reflects a non-cash impairment charge of $1,036 million ($660 million after tax) for the year ended December 31, 2009 compared to $691 million ($440 million after tax) for the three months and year ended December 31, 2008 related to the carrying value of HighMount's natural gas and oil properties, and a $482 million ($314 million after tax) non-cash impairment charge related to goodwill at HighMount for the three months and year ended December 31, 2008.

(c)
Includes an impairment charge of $27 million ($16 million after tax) for the year ended December 31, 2009 related to the writedown of Loews Hotels' entire investment in a hotel property.  Also reflects a $20 million ($12 million after tax) charge related to two hotel properties for the year ended December 31, 2009.

(d)	Consists primarily of corporate interest expense and other unallocated expenses.
(e)	Represents a 71.8%, 72.9%, 73.1% and 71.1% ownership interest in Boardwalk Pipeline for the respective periods.
(f)
Includes a tax-free non-cash gain of $4,287 million related to the separation of Lorillard, Inc. and an after tax gain of $75 million from the sale of Bulova Corporation for the year ended December 31, 2008.